As filed with the Securities and Exchange Commission on August 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIVUS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3136179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1172 CASTRO STREET
MOUNTAIN VIEW, CA  94040

(Address of principal executive offices)

1994 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Leland F. Wilson

Chief Executive Officer

VIVUS, Inc.

1172 Castro Street

Mountain View, CA 94040

(650) 934-5200

(Name , address, and telephone number, including area code, of agent for service)

Copy to:

John Slebir, Esq.

General Counsel

VIVUS, Inc.

1172 Castro Street

Mountain View, CA 94040

(650) 934-5200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (check one):

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	600,000 shares	(1)	$8.08(2)	$4,848,000.00	$563.00

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities of Common Stock of VIVUS, Inc. (the “Registrant”) that became issuable under the Registrant’s 1994 Employee Stock Purchase Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number or outstanding shares of Common Stock.

(1) Represents shares of Common Stock which have become available for issuance under the Plan as a result of an amendment approved by the board of directors on April 29, 2011 and by the stockholders at the Registrant’s Annual Meeting held on June 17, 2011 increasing the number of shares authorized for issuance thereunder by an aggregate of 600,000 shares.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.08 per share, which represents the average of the high and low prices reported on the NASDAQ Global Market on July 27, 2011.

Explanatory Note

This Registration Statement registers additional shares of Common Stock of the Registrant to be issued pursuant to the Plan.  Unless noted herein, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on (i) June 14, 1994 (File No. 033-80362), (ii) June 24, 1996 (File No. 033-75698), (iii) March 21, 2001 (File No. 333-57374) and (iv) July 14, 2003 (File No. 333-107006) (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP
10.1	1994 Employee Stock Purchase Plan, as amended (incorporated by reference to the current report on Form 8-K filed on July 29, 2011)
23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page hereto)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 1st day of August, 2011.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Timothy E. Morris
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Leland F. Wilson and Timothy E. Morris, and each one of them individually, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leland F. Wilson	Chief Executive Officer and Director	August 1, 2011
Leland F. Wilson	(Principal Executive Officer)

/s/ Timothy E. Morris	Senior Vice President, Finance and Chief Financial Officer	August 1, 2011
Timothy E. Morris	(Principal Financial Officer)

/s/ Lee B. Perry	Vice President and Chief Accounting Officer	August 1, 2011
Lee B. Perry	(Principal Accounting Officer)

/s/ Peter Y. Tam	President and Director	August 1, 2011
Peter Y. Tam

/s/ Mark B. Logan	Chairman of the Board	August 1, 2011
Mark B. Logan

/s/ Charles J. Casamento	Director	August 1, 2011
Charles J. Casamento

/s/ Linda M. Dairiki Shortliffe, M.D.	Director	August 1, 2011
Linda M. Dairiki Shortliffe, M. D.

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP
10.1	1994 Employee Stock Purchase Plan, as amended (incorporated by reference to the current report on Form 8-K filed on July 29, 2011)
23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page hereto)